CERTIFICATE OF AMENDMENT TO
                         CERTIFICATE OF INCORPORATION OF
                        RETURN ON INVESTMENT CORPORATION

      Return On Investment Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify that:

                                       I.

      The name of the Corporation is Return On Investment Corporation.

                                       II.

      The Certificate of Incorporation of the Corporation is hereby amended by deleting the text of Paragraph First thereof in its entirety and substituting the following therefor:

      "PARAGRAPH FIRST: The name of the Corporation is: Tectonic Network, Inc."

                                      III.

      The foregoing amendment was duly adopted by the Board of Directors of the Corporation and the stockholders of the Corporation pursuant to Section 242 of the Delaware General Corporation Law.

                                       IV.

      All other terms and provisions of the Certificate of Incorporation of the Corporation shall remain unchanged.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to Certificate of Incorporation to be executed and signed by a duly authorized officer this 9th day of March, 2005.

                                        RETURN ON INVESTMENT CORPORATION


                                        By:    /s/ Sherwin Krug
                                        Name:  Sherwin Krug
                                        Title: Chief Financial Officer